CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Buffered Performance Leveraged Upside Securities due 2011	$3,510,000	$107.76

December 2007 Pricing Supplement No. 435 Registration Statement No. 333-131266 Dated December 14, 2007 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in Equities
Buffered PLUS based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM
Buffered PLUS are senior unsecured obligations of Morgan Stanley, will pay no interest, only guarantee a 10% return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and the accompanying prospectus, as supplemented or modified by this pricing supplement. At maturity, (a) if the assets have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying assets, subject to a maximum payment at maturity, and (b) if the assets have depreciated in value, and (i) if the closing value of the assets have not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing value of the assets have declined below the buffer amount, investors will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. The Buffered PLUS are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes Program.
FINAL TERMS
Issuer:	Morgan Stanley
Maturity date:	June 21, 2011
Original issue price:	$1,000 per Buffered PLUS (see “Commissions and Issue Price” below)
Stated principal amount:	$1,000 per Buffered PLUS
Trade date:	December 14, 2007
Original issue date:	December 21, 2007 (5 business days after the trade date)
Aggregate principal amount:	$3,510,000
Interest:	None
Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	The S&P 100® Index (the “S&P 100 Index”)	OEX	21.00%	677.46	0.030998140
	The Russell 1000® Value Index (the “Russell 1000 Value Index”)	RLV	14.50%	784.40	0.018485467
	The S&P 400® (Midcap) Index (the “S&P 400 Index”)	MID	12.00%	840.80	0.014272122
	The Russell 2000® Value Index (the “Russell 2000 Value Index”)	RUJ	11.00%	1,028.55	0.010694667
	The Dow Jones Industrial AverageSM (the “DJIA”)	INDU	10.50%	13,167.20	0.000797436
	The Russell 1000® Growth Index (the “Russell 1000 Growth Index”)	RLG	7.00%	601.60	0.011635638
	Shares of the iShares® MSCI Australia Index Fund (the “Australia Shares”)	EWA	4.80%	29.20	0.164383562
	Shares of the iShares® MSCI France Index Fund (the “France Shares”)	EWQ	4.80%	37.19	0.129066953
	The MSCI Switzerland Index® (the “MSCI Switzerland Index”)	MXCH	4.80%	1,123.25	0.004273314
	The MSCI Italy Index® (the “MSCI Italy Index”)	MXIT	4.80%	111.56	0.043026174
	Shares of the iShares® MSCI Pacific ex-Japan Index Fund (the “Pacific ex-Japan Shares”)	EPP	1.65%	154.24	0.010697614
	Shares of the iShares® MSCI Spain Index Fund (the “Spain Shares”)	EWP	1.65%	64.38	0.025629077
	The MSCI Belgium Index® (the “MSCI Belgium Index”)	MXBE	1.50%	94.60	0.015856237
We refer to the S&P 100 Index, the Russell 1000 Value Index, the S&P 400 Index, the Russell 2000 Value Index, the DJIA, the Russell 1000 Growth Index, the MSCI Switzerland Index, the MSCI Italy Index and the MSCI Belgium Index, collectively, as the underlying basket indices. We refer to Australia Shares, the France Shares, the Pacific ex-Japan Shares and the Spain Shares, collectively, as the underlying shares.

Payment at maturity per Buffered PLUS:
•    If the final basket value is greater than the initial basket value:
$1,000 + ($1,000 x leverage factor x basket percent increase), subject to the maximum payment at maturity
•    If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 10% from the initial basket value: $1,000
•    If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 10% from the initial basket value:
($1,000 x the basket performance factor) + $100
This amount will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity.

Leverage factor:	300%
Buffer amount:	10%
Maximum payment at maturity:	$1,360 (136% of the stated principal amount).
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount of the Buffered PLUS)
Basket setting date:	For each basket component, the index business day immediate following the trade date.
Valuation date:	June 16, 2011, subject to adjustment for non-index business days or non-trading days, as applicable, and certain market disruption events.
Terms continued	Please see page two of this pricing supplement for further summary terms of the Buffered PLUS

Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per Buffered PLUS:	$1,000	$26.70	$973.30
Total:	$3,510,000	$93,717	$3,416,283
(1)	For additional information, see “Plan of Distribution” in the prospectus supplement for PLUS.
(2)	The agent may allow a concession not in excess of $26.70 per Buffered PLUS to certain dealers.
The Buffered PLUS involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 8.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW.
Amendment No. 2 to Prospectus Supplement for PLUS dated October 24, 2007
Prospectus dated January 25, 2006

H

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

FINAL TERMS	Continued from the Cover Page
Closing value:
In the case of each of the basket indices, the closing value of such basket index as published by the relevant index publisher.  In the case of each of the underlying shares, the closing price of one such share times the relevant adjustment factor for such underlying shares.

Adjustment factor:	For each of the underlying shares, 1.0, subject to adjustment for certain events affecting such underlying shares.
Initial basket value:
100, which is equal to the sum of the products of the initial basket component values of each of the basket components on the respective basket setting date, as set forth under “Basket – Initial basket component value” above, and the applicable multipliers for each of the basket components.

Final basket value:	The basket closing value on the valuation date.
Basket closing value:	Basket closing value on any date is the sum of the products of the closing value of each of the basket components and the applicable multiplier for each of the basket components.
Multiplier:
The multiplier is set on the relevant basket setting date based on each basket component’s respective initial basket component value so that each basket component is reflected in the predetermined initial basket value in accordance with its applicable basket component weighting and will remain constant for the term of the Buffered PLUS. See “Basket—Multiplier” above.

Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Minimum ticketing amount:	5 Buffered PLUS
CUSIP:	617446Y78
Agent:	Morgan Stanley & Co. Incorporated

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

Fact Sheet

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, only guarantee a 10% return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and the accompanying prospectus, as supplemented or modified by this pricing supplement.  At maturity, an investor will receive for each stated principal amount of Buffered PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the value of the underlying basket on the valuation date.  Under no circumstances will the payment at maturity be less than $100 per Buffered PLUS.  The Buffered PLUS are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
Key Dates
Trade date:	Original issue date (settlement date):	Maturity date:
December 14, 2007	December 21, 2007 (5 business days after the trade date)	June 21, 2011, subject to postponement due to market disruption events

Key Terms
Issuer:	Morgan Stanley
Original issue price:	$1,000 per Buffered PLUS
Stated principal amount:	$1,000 per Buffered PLUS
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Aggregate principal amount:	$3,510,000
Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	The S&P 100® Index (the “S&P 100 Index”)	OEX	21.00%	677.46	0.030998140
	The Russell 1000® Value Index (the “Russell 1000 Value Index”)	RLV	14.50%	784.40	0.018485467
	The S&P 400® (Midcap) Index (the “S&P 400 Index”)	MID	12.00%	840.80	0.014272122
	The Russell 2000 Value Index (the “Russell 2000 Value Index”)	RUJ	11.00%	1,028.55	0.010694667
	The Dow Jones Industrial AverageSM (the “DJIA”)	INDU	10.50%	13,167.20	0.000797436
	The Russell 1000® Growth Index (the “Russell 1000 Growth Index”)	RLG	7.00%	601.60	0.011635638
	Shares of the iShares® MSCI Australia Index Fund (the “Australia Shares”)	EWA	4.80%	29.20	0.164383562
	Shares of the iShares® MSCI France Index Fund (the “France Shares”)	EWQ	4.80%	37.19	0.129066953
	The MSCI Switzerland Index® (the “MSCI Switzerland”)	MXCH	4.80%	1,123.25	0.004273314
	The MSCI Italy Index® (the “MSCI Italy Index”)	MXIT	4.80%	111.56	0.043026174
	Shares of the iShares® MSCI Pacific ex-Japan Index Fund (the “Pacific ex-Japan Shares”)	EPP	1.65%	154.24	0.010697614
	Shares of the iShares® MSCI Spain Index Fund (the “Spain Shares”)	EWP	1.65%	64.38	0.025629077
	The MSCI Belgium Index® (the “MSCI Belgium Index”)	MXBE	1.50%	94.60	0.015856237
We refer to the S&P 100 Index, the Russell 1000 Value Index, the S&P 400 Index, the Russell 2000 Value Index, the DJIA, the Russell 1000 Growth Index, the MSCI Switzerland, the MSCI Italy Index and the MSCI Belgium Index, collectively, as the underlying basket indices. We refer to Australia Shares, the France Shares, the Pacific ex-Japan Shares and the Spain Shares, collectively, as the underlying shares.

Payment at maturity:
•    If the final basket value is greater than the initial basket value:
$1,000 + ($1,000 x leverage factor x basket percent increase), subject to the maximum payment at maturity
•    If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 10% from the initial basket value: $1,000
•    If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 10% from the initial basket value:
($1,000 x the basket performance factor) + $100
This amount will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity.

Leverage factor:	300%

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

Buffer amount:	10%
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:
100, which is equal to the sum of the products of the initial basket component values of each of the basket components on the respective basket setting date, as set forth under “Basket – Initial basket component value” above, and the applicable multipliers for each of the basket components.

Final basket value:	The basket closing value on the valuation date.
Basket closing value:	Basket closing value on any date is the sum of the products of the closing value of each of the basket components and the applicable multiplier for each of the basket components.
Closing value:
In the case of any of the basket indices, the closing value of the basket indices as published by the index publishers; in the case of any of the underlying shares, the closing price of one such share times the relevant adjustment factor for such underlying shares.

Adjustment factor:	For each of the underlying shares, 1.0, subject to adjustment for certain events affecting such underlying shares.
Multiplier:
The multiplier is set on the relevant basket setting date based on each basket component’s respective initial basket component value so that each basket component is reflected in the predetermined initial basket value in accordance with its applicable basket component weighting and will remain constant for the term of the Buffered PLUS.  See “Basket—Multiplier” above.

Basket setting date:	For each basket component, the index business day immediate following the trade date.
Valuation date:	June 16, 2011, subject to adjustment for non-index business days or non-trading days, as applicable, and certain market disruption events.
Maximum payment at maturity:	$1,360 (136% of the stated principal amount).
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount of the Buffered PLUS)
Postponement of maturity date:
If the valuation date is postponed so that it falls less than two scheduled trading days prior to the scheduled maturity date, the maturity date will be the second scheduled trading day following the valuation date, as postponed.

Risk factors:	Please see “Risk Factors” on page 8.
General Information
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	617446Y78
Minimum ticketing amount:	5 Buffered PLUS
Bull market or bear market Buffered PLUS:	Bull Market Buffered PLUS
Tax considerations:
Although the issuer believes that, under current law, the Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS.

Assuming this characterization of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

•          A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to maturity, other than pursuant to a sale or exchange.
•          Upon sale, exchange or settlement of the Buffered PLUS at maturity, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended, any capital gain or loss recognized upon sale, exchange or settlement of a Buffered PLUS should be long-term capital gain or loss if the U.S. Holder has held the Buffered PLUS for more than one year at such time.

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

As discussed in the accompanying prospectus supplement under “United States Federal Taxation ─ Tax Consequences to U.S. Holders ─ Tax Treatment of the PLUS ─ Possible Application of Section 1260 of the Code,” although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction.”  If this treatment applies, it is not clear to what extent any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS will be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  U.S. investors should consult their tax advisors regarding the potential application of the “constructive ownership” rule.

On December 7, 2007, the Treasury Department and IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments (such as the Buffered PLUS).  The notice focuses in particular on whether to require holders of such instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as exchange-traded status of the instruments and the nature of the underlying property to which they are linked; the degree, if any, to which any income (including any mandated accruals) realized by non-U.S. holders should be subject to withholding tax; and whether these investments are or should be subject to the “constructive ownership” regime.  While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly on a retroactive basis.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors ― Structure Specific Risk Factors” in this pricing supplement and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding the U.S. federal income tax consequences of investing in the Buffered PLUS as well as the notice described above and its potential implications for an investment in the Buffered PLUS.

Trustee:	The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.
On or prior to the basket setting date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Buffered PLUS by taking positions in the underlying shares, in futures or options contracts on the indices or the underlying shares, in any component stocks of the indices or of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index, and the MSCI Spain Index listed on major securities markets.  Such purchase activity could have increased the initial basket component values of the basket components, and, therefore, could have increased the values at which the basket components must close on the valuation date before you will receive at maturity a payment that exceeds the stated principal amount of the Buffered PLUS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

ERISA:	See “ERISA” in the accompanying prospectus supplement for PLUS.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Buffered PLUS.  We encourage you to read the accompanying prospectus supplement for PLUS and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

How the Buffered PLUS Work

Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000
Leverage factor:	300%
Buffer amount:	10% of initial basket value
Maximum payment at maturity	$1,360
Minimum payment at maturity:	$100

Buffered PLUS Payoff Diagram

How it works

▪
If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus the hypothetical leverage factor of 300% of the appreciation of the underlying basket over the term of the Buffered PLUS, subject to the maximum payment at maturity of $1,360 per Buffered PLUS.

▪
If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 10% of the initial basket value, investors will receive $1,000.

▪
If the final basket value has declined by an amount greater than the buffer amount of 10% of the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease beyond the buffer amount.  The minimum payment at maturity is $100.

o	For example, if the underlying basket depreciates 30%, investors will lose 20% of their principal and receive only $800 at maturity, or 80% of the stated principal amount.

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the closing value of the underlying basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$1,000    +    ($1,000 x leverage factor x basket percent increase)

where,
basket percent increase	=	final basket value − initial basket value
initial basket value

subject to a maximum total return of 136% on the stated principal amount of $1,000 for each Buffered PLUS (equal to a total payment at maturity of $1,360).

If the final basket value is less than or equal to the initial basket value, but has declined by and amount that is less than or equal to the buffer amount of 10% of the initial basket value

$1,000 stated principal amount

If the final basket value is less than the initial basket value and has declined by an amount greater than the buffer amount of 10% of the initial basket value:

($1,000    x    basket performance factor) + $100

where,
basket performance factor	=	final basket value
initial basket value

Because in this case the basket performance factor will be less than 0.90, the payment at maturity will be less than the stated principal amount under this scenario.

Under no circumstances will the payment at maturity be less than $100 per Buffered PLUS.

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

Structure Specific Risk Factors

▪
Buffered PLUS do not pay interest or guarantee a return of 100% of your principal.  The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 10% of the stated principal amount of each Buffered PLUS.  If the final basket value has declined by an amount greater than the buffer amount of 10% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the underlying basket below 90% of the initial basket value.

▪
Appreciation potential is limited. The appreciation potential of Buffered PLUS is limited by the maximum payment at maturity of $1,360, or 136% of the stated principal amount.  Although the leverage factor of 300% provides enhanced exposure to any increase in the basket performance, because the payment at maturity will be limited to 136% of the stated principal amount for the Buffered PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final basket value exceeds 112% of the initial basket value.

▪
Market price influenced by many unpredictable factors.  Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the basket components and of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index, the MSCI Spain Index, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and creditworthiness of the issuer.

▪
Changes in the value of one or more of the basket components may offset each other.  Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket components’ performance and the basket performance factor on the valuation date, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components.  Furthermore, the basket is not equally weighted among the basket components.  Decreases in the value of a more heavily weighted basket component could moderate or wholly offset increases in the values of the less heavily weighted basket components.

▪
Not equivalent to investing in the basket components.  Investing in the Buffered PLUS is not equivalent to investing in the basket components or any of their respective component stocks.  Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or stocks that constitute the basket components or the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index, the MSCI Spain Index.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered PLUS, as well as the projected profit included in the cost of hedging the issuer’s obligations under the Buffered PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

▪
There are risks associated with investments in securities linked to the value of foreign equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

▪
The value of the underlying shares are subject to currency exchange risk. Because the prices of the underlying shares are related to the U.S. dollar value of stocks underlying the iShares® MSCI Australia Index Fund, the iShares® MSCI France Index Fund, the iShares® MSCI Pacific ex-Japan Index Fund and the iShares® MSCI Spain Index Fund, respectively, holders of the Buffered PLUS will be exposed to the currency exchange rate risk with respect to each of the currencies in which such component securities trade.  An investor’s net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index and the MSCI Spain Index, the value of the respective underlying shares will be adversely affected and the payment at maturity on the Buffered PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

•      existing and expected rates of inflation;
•      existing and expected interest rate levels;
•      the balance of payments; and
•      the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

▪
The MSCI Switzerland Index, the MSCI Italy Index, and the MSCI Belgium Index are subject to currency exchange risk.  Because the closing prices of the securities constituting the MSCI Switzerland Index, the MSCI Italy Index,  and the MSCI Belgium Index are converted into U.S. dollars for purposes of calculating the value of the index, investors in the Buffered PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the component and underlying securities of these indices trade.  Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component securities in the MSCI Switzerland Index, the MSCI Italy Index,  and the MSCI Belgium Index denominated in each such currency.  The devaluation of the U.S. dollar against the currencies in which the component and underlying securities of each index trade will result in an increase in the value of the respective index.  Conversely, if the U.S. dollar strengthens against such currencies, the value of the respective index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Switzerland Index, the MSCI Italy Index,  and the MSCI Belgium Index, and any negative currency impact on the indices may decrease the value of the Buffered PLUS.

▪
Adjustments to the basket indices could adversely affect the value of the Buffered PLUS.  The publisher of any basket index can add, delete or substitute the stocks underlying that basket index, and can make other methodological changes that could change the value of that basket index.  Any of these actions could adversely affect the value of the Buffered PLUS.  In addition an index publisher may discontinue or suspend calculation or publication of its index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the payment at maturity on the Buffered PLUS will be an amount

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Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

based on the closing prices at maturity of the securities underlying such index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such index last in effect prior to discontinuance of such index.

▪
Adjustments to the underlying shares or to the MSCI Australia Index, the MSCI France Index, the MSCI Pacific Ex-Japan Index or the MSCI Spain Index could adversely affect the value of the PLUS.  Barclays Global Fund Advisors, which we refer to as BGFA, is the investment adviser to the iShares® MSCI Australia Index Fund, the iShares® MSCI France Index Fund, the iShares® MSCI Pacific ex-Japan Index Fund and the iShares® MSCI Spain Index Fund, which seek investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific Ex-Japan Index and the MSCI Spain Index, respectively.  Morgan Stanley Capital International Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Australia Index, the MSCI France Index, the MSCI Pacific Ex-Japan Index and the MSCI Spain Index.  MSCI can add, delete or substitute the stocks underlying the MSCI Australia Index, the MSCI France Index, the MSCI Pacific Ex-Japan Index or the MSCI Spain Index or make other methodological changes that could change the value of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific Ex-Japan Index or the MSCI Spain Index.  Pursuant to its investment strategy or otherwise, BGFA may add, delete or substitute the stocks composing the iShares® MSCI Australia Index Fund, the iShares® MSCI France Index Fund, the iShares® MSCI Pacific ex-Japan Index Fund and the iShares® MSCI Spain Index Fund.  Any of these actions could adversely affect the prices of any of the underlying shares and, consequently, the value of the Buffered PLUS.

▪
The underlying shares and the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index and the MSCI Spain Index are different. The performance of the respective underlying shares may not exactly replicate the performance of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index and the MSCI Spain Index because the iShares® MSCI Australia Index Fund, the iShares® MSCI France Index Fund, the iShares® MSCI Pacific ex-Japan Index Fund and the iShares® MSCI Spain Index Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index and the MSCI Spain Index, respectively.  It is also possible that the iShares® MSCI Australia Index Fund, the iShares® MSCI France Index Fund, the iShares® MSCI Pacific ex-Japan Index Fund and the iShares® MSCI Spain Index Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index and the MSCI Spain Index, respectively, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between the iShares® MSCI Australia Index Fund, the iShares® MSCI France Index Fund, the iShares® MSCI Pacific ex-Japan Index Fund and the iShares® MSCI Spain Index Fund, and the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index and the MSCI Spain Index, respectively, or due to other circumstances.  BGFA may invest up to 10% of each of the iShares® MSCI Australia Index Fund, the iShares® MSCI France Index Fund, the iShares® MSCI Pacific ex-Japan Index Fund or the iShares® MSCI Spain Index Funds’ assets in shares of other iShares® funds that seek to track the performance of equity securities of constituent countries of the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index and the MSCI Spain Index, respectively.

▪
The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares.  MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting any of the underlying shares.  However, the calculation agent will not make an adjustment for every event that could affect any of the underlying shares.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the Buffered PLUS may be materially and adversely affected.

▪
The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in this pricing supplement and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of investing in the Buffered PLUS.  As discussed in the Tax Disclosure Sections, there is a substantial risk that, even if the treatment

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of a Buffered PLUS as an “open transaction” is respected, the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder might be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  Alternatively, the Internal Revenue Service (the “IRS”) might succeed in challenging the treatment of a Buffered PLUS as an “open transaction,” in which case the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one characterization, U.S. Holders could be required to accrue original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment of a Buffered PLUS described in this pricing supplement and the accompanying prospectus supplement.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments (such as the Buffered PLUS).  The notice focuses in particular on whether to require holders of such instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as exchange-traded status of the instruments and the nature of the underlying property to which they are linked; the degree, if any, to which any income (including any mandated accruals) recognized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime.  While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly on a retroactive basis.  Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should consult their tax advisers regarding the notice and its potential implications for an investment in the Buffered PLUS.

Other Risk Factors

▪
Secondary trading may be limited.  The Buffered PLUS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered PLUS.  Even if there is a secondary market, it may not provide significant liquidity.  Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪
Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS.  MS & Co., the calculation agent, is our subsidiary.  As calculation agent, MS & Co., and other affiliates of ours have carried out and will continue to carry out hedging activities related to the Buffered PLUS and trade in the underlying shares or the component stocks of the basket components or the MSCI Australia Index, the MSCI France Index, the MSCI Pacific ex-Japan Index, the MSCI Spain Index or other instruments related to the basket components on a regular basis.  Any of these hedging or trading activities on or prior to the basket setting date could have affected the initial basket value and, therefore, could have increased the value at which the basket components must close before an investor receives a payment at maturity that exceeds the issue price of the Buffered PLUS.  Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

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Information about the Basket Components

The S&P 100 Index

The S&P 100® Index.  The S&P 100® Index is calculated, maintained and published by Standard & Poor’s Corporation (“S&P).  The S&P 100 Index is a subset of the S&P 500 Index and comprises 100 leading U.S. stocks with exchange-listed options.  Constituents of the S&P 100  Index are selected for sector balance.  The calculation of the value of the S&P 100 Index  is based on the relative value of the aggregate market value of the common stocks of 100 companies as of a particular time as compared to the aggregate average market value of the common stocks of 100 similar companies during the base period.  For more information see “Underlying Indices and Underlying Index Publishers Information—S&P 100 Index” in the accompanying prospectus supplement for PLUS.

License Agreement between Standard & Poor’s® Corporation and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 100®,”  are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  See “Underlying Indices and Underlying Index Publishers Information—S&P 100® Index—License Agreement between S&P and Morgan Stanley” in the accompanying prospectus supplement for PLUS.

The Russell 1000 Value Index

The Russell 1000® Value Index.  The Russell 1000® Value Index offers investors access to the large-cap value segment of the U.S. equity universe. The Russell 1000 Value Index is intended to provide a comprehensive barometer of the large-cap value market.  The Russell 1000 Value Index is published and maintained by Russell Investment Group.  For more information see “The Russell 1000 Value Index” in Annex A to this pricing supplement.

License Agreement between Frank Russell Company and Morgan Stanley.  The “Russell 1000® Index” is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley.  See “Russell 1000® Value Index—License Agreement between Frank Russell Company and Morgan Stanley” in Annex A to this pricing supplement.

The S&P 400 Index

The S&P 400 (Midcap) Index.  The S&P 400® (Midcap) Index is published by S&P and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4 billion. The calculation of the value of the S&P 400 Index is based on the relative value of the aggregate market value of the common stocks of 400 companies as of a particular time as compared to the aggregate average market value of the common stocks of 400 similar companies during the base period of June 28, 1991.  For more information see “Underlying Indices and Underlying Index Publishers Information—S&P 400 (Midcap) Index” in the accompanying prospectus supplement for PLUS.

License Agreement between Standard & Poor’s® Corporation and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 400® (Midcap) Index,”  are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  See “Underlying Indices and Underlying Index Publishers Information—S&P 400® (Midcap) Index—License Agreement between S&P and Morgan Stanley” in the accompanying prospectus supplement for PLUS.

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The Russell 2000® Value Index

The Russell 2000® Value Index.  The Russell 2000® Value Index offers investors access to the small-cap value segment of the U.S. equity universe. The Russell 2000 Value is intended to provide a comprehensive barometer of the small-cap value market.  The Russell 2000 Value Index is published and maintained by Russell Investment Group.  For more information see “The Russell 2000 Value Index” in Annex A to this pricing supplement.

License Agreement between Frank Russell Company and Morgan Stanley.  The “Russell 2000® Index” is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley.  See “Russell 2000® Value Index—License Agreement between Frank Russell Company and Morgan Stanley” in Annex A to this pricing supplement.

The Dow Jones Industrial Average

The Dow Jones Industrial Average.  The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal, which is published by Dow JonesSM& Company, Inc. as representative of the broad market of U.S. industry.  For more information see “Underlying Indices and Underlying Index Publishers Information—Dow Jones Industrial Average” in the accompanying prospectus supplement for PLUS.

License Agreement between Dow Jones and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones, in connection with securities, including the PLUS.  See “Underlying Indices and Underlying Index Publishers Information—Dow Jones Industrial Average—License Agreement between Dow Jones and Morgan Stanley” in the accompanying prospectus supplement for PLUS.

The Russell 1000 Growth Index

The Russell 1000® Growth Index.  The Russell 1000® Growth Index offers investors access to the large-cap value segment of the U.S. equity universe. The Russell 1000 Growth Index is intended to provide a comprehensive barometer of the large-cap growth market in the United States.  The Russell 1000 Growth Index is published and maintained by Russell Investment Group.  For more information see “The Russell 1000 Growth Index” in Annex A to this pricing supplement.

License Agreement between Frank Russell Company and Morgan Stanley.  The “Russell 1000® Index” is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley.  See “Russell 1000® Growth Index—License Agreement between Frank Russell Company and Morgan Stanley” in Annex A to this pricing supplement.

The iShares MSCI Australia Index Fund

The iShares® MSCI Australia Index Fund is an exchange-traded fund managed by iShares®, Inc., a registered investment company.  iShares®, Inc. consists of numerous separate investment portfolios, including the iShares® MSCI Australia Index Fund (the “Fund”).  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Australia Index®.  It is possible that this fund may not fully replicate the performance of the MSCI Australia Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.  Information provided to or filed with the Securities and Exchange Commission ( the “Commission”) by the Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

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This pricing supplement relates only to the Buffered PLUS offered hereby and does not relate to the underlying shares.  We have derived all disclosures contained in this pricing supplement regarding the Fund (together with the iShares® MSCI France Index Fund, the iShares® MSCI Pacific Ex-Japan Index Fund and iShares® MSCI Spain Index Fund, the “Funds”) from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Buffered PLUS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Funds.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding any of the Funds is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Buffered PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Funds could affect the value received at maturity with respect to the Buffered PLUS and therefore the trading prices of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with one or more of the Funds.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the one or more of the Funds, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to one or more of the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of each of the Funds as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

iShares® is a registered mark of Barclays Global Investors, N.A. (“BGI”).  The notes are not sponsored, endorsed, sold, or promoted by BGI.  BGI makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the notes.  BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The MSCI Australia Index.  The MSCI Australia Index is calculated, published and disseminated daily by Morgan Stanley Capital International Inc., or MSCI, a majority-owned subsidiary of Morgan Stanley, and, as of December 14, 2007, comprises 85 Australian equity securities.  See “The MSCI Australia Index” in Annex A to this pricing supplement.

The iShares MSCI France Index Fund

The iShares® MSCI France Index Fund is an exchange-traded fund managed by iShares®, Inc., a registered investment company.  iShares®, Inc. consists of numerous separate investment portfolios, including the iShares® MSCI France Index Fund (the “Fund”).  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI France Index®.  It is possible that this fund may not fully replicate the performance of the MSCI France Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.  Information provided to or filed with the Securities and Exchange Commission ( the “Commission”) by the Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

We and/or our affiliates may presently or from time to time engage in business with the Fund.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of

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the Buffered PLUS, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

The MSCI France Index.  The MSCI France Index is calculated, published and disseminated daily by MSCI and, as of December 14, 2007, comprises 64 French equity securities.  See “The MSCI France Index” in Annex A to this pricing supplement.

The MSCI Switzerland Index

The MSCI Switzerland Index.  The MSCI Switzerland Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  The MSCI Switzerland Index is intended to reflect the sectoral diversity of the Swiss equity market and to represent Swiss companies that are available to investors worldwide.  Securities listed on the Swiss Exchange (SWX) and the Virt-X are eligible for inclusion in the MSCI Switzerland Index.  For more information see “The MSCI Switzerland Index” in Annex A to this pricing supplement.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Switzerland Index, which is owned and published by MSCI, in connection with certain securities, including the Buffered PLUS.  See “MSCI Switzerland Index—License Agreement between MSCI and Morgan Stanley” in Annex A to this pricing supplement.

The MSCI Italy Index

The MSCI Italy Index is a stock index calculated, published and disseminated daily by MSCI.  The MSCI Italy Index is intended to reflect the sectoral diversity of the Italian equity market and to represent Italian companies that are available to investors worldwide.  Securities listed on the Italian Stock Exchange are eligible for inclusion in the MSCI Italy Index.  For more information see “The MSCI Italy Index” in Annex A to this pricing supplement.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Italy Index, which is owned and published by MSCI, in connection with certain securities, including the Buffered PLUS.  See “MSCI Italy Index—License Agreement between MSCI and Morgan Stanley” in Annex A to this pricing supplement.

The iShares MSCI Pacific ex-Japan

The iShares® MSCI Pacific Ex-Japan Index Fund is an exchange-traded fund managed by iShares®, Inc.  iShares®, Inc. consists of numerous separate investment portfolios, including the iShares® MSCI Pacific Ex-Japan Index Fund (the “Fund”).  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Pacific Ex-Japan Index®.  It is possible that this fund may not fully replicate the performance of the MSCI Pacific Ex-Japan Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.  Information provided to or filed with the Securities and Exchange Commission ( the “Commission”) by the Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

We and/or our affiliates may presently or from time to time engage in business with the Fund.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not

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intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

The MSCI Pacific Ex-Japan Index.  The MSCI Pacific Ex-Japan Index is calculated, published and disseminated daily by MSCI and, as of December 14, 2007, comprises 175 equity securities from the Australia, Hong Kong, New Zealand, and Singapore equity markets.  See “The MSCI Pacific Ex-Japan Index” in Annex A to this pricing supplement.

The iShares MSCI Spain Index Fund

The iShares® MSCI Spain Index Fund is an exchange-traded fund managed by iShares®, Inc.  iShares®, Inc. consists of numerous separate investment portfolios, including the iShares® MSCI Spain Index Fund (the “Fund”).  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Spain Index®.  It is possible that this fund may not fully replicate the performance of the MSCI Spain Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.  Information provided to or filed with the Securities and Exchange Commission ( the “Commission”) by the Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

We and/or our affiliates may presently or from time to time engage in business with the Fund.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

The MSCI Spain Index.  The MSCI Spain Index is calculated, published and disseminated daily by MSCI and, as of December 14, 2007, comprises 30 Spanish equity securities.  See “The MSCI Spain Index” in Annex A to this pricing supplement.

The MSCI Belgium Index

The MSCI Belgium Index is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  The MSCI Belgium Index is intended to reflect the sectoral diversity of the Belgian equity market and to represent Belgian companies that are available to investors worldwide.  Securities listed on the Brussels Stock Exchange are eligible for inclusion in the MSCI Belgium Index.  For more information see “The MSCI Belgium Index” in Annex A to this pricing supplement.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Belgium Index, which is owned and published by MSCI, in connection with certain securities, including the Buffered PLUS.  See “MSCI Belgium Index—License Agreement between MSCI and Morgan Stanley” in Annex A to this pricing supplement.

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Historical Information

The following tables set forth the published high and low closing values, as well as end-of-quarter closing values, for each of the basket components for each quarter in the period from January 1, 2002 through December 17, 2007.  The related graphs set forth the daily closing values for each of the basket components in the same period.  The closing values or share prices, as applicable, on December 17, 2007 were (i) in the case of the S&P 100 Index, 677.46, (ii) in the case of the Russell 1000 Value Index, 784.40, (iii) in the case of the S&P 400 Index, 840.80, (iv) in the case of the Russell 2000 Value Index, 1,028.55, (v) in the case of the Dow Jones Industrial Average, 13,167.20, (vi) in the case of the Russell 1000 Growth Index, 601.60, (vii) in the case of the iShares MSCI Australia Index Fund, 29.20, (viii) in the case of the iShares MSCI France Index Fund, 37.19, (ix) in the case of the MSCI Switzerland Index, 1,123.25, (x) in the case of the MSCI Italy Index, 111.56, (xi) in the case of the iShares MSCI Pacific ex-Japan, 154.24, (xii) in the case of the iShares MSCI Spain Index Fund, 64.38, and (xiii) in the case of the MSCI Belgium Index, 94.60.  We obtained the information in the table and graphs below from Bloomberg Financial Markets, without independent verification.  The historical values of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the determination date.  The payment of dividends on the stocks that comprise the basket components are not reflected in their levels and, therefore, have no effect on the calculation of the payment at maturity.

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The S&P 100 Index	High	Low	Period End
2002
First Quarter	598.61	548.58	577.87
Second Quarter	576.68	482.57	490.12
Third Quarter	492.66	396.75	407.25
Fourth Quarter	480.36	392.69	444.75
2003
First Quarter	474.31	406.74	429.13
Second Quarter	510.56	435.00	490.39
Third Quarter	522.60	486.66	498.56
Fourth Quarter	550.78	510.33	550.78
2004
First Quarter	573.44	534.49	551.13
Second Quarter	562.86	530.40	553.87
Third Quarter	549.01	519.56	534.86
Fourth Quarter	577.16	524.00	575.29
2005
First Quarter	584.43	555.90	561.86
Second Quarter	572.34	543.60	558.07
Third Quarter	577.51	558.58	566.80
Fourth Quarter	583.24	544.50	570.00
2006
First Quarter	594.79	568.76	587.75
Second Quarter	603.82	560.70	579.56
Third Quarter	621.54	566.62	620.03
Fourth Quarter	664.42	619.24	660.41
2007
First Quarter	670.21	630.47	649.89
Second Quarter	705.79	650.65	692.77
Third Quarter	718.11	655.83	714.49
Fourth Quarter (through December 17, 2007)	729.79	657.79	677.46

The S&P 100 Index January 1, 2002 to December 17, 2007

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The Russell 1000 Value Index	High	Low	Period End
2002
First Quarter	579.57	523.95	572.24
Second Quarter	570.84	508.88	520.89
Third Quarter	515.12	411.75	420.44
Fourth Quarter	478.39	388.64	455.82
2003
First Quarter	483.32	408.88	430.85
Second Quarter	520.81	437.32	502.13
Third Quarter	527.54	495.80	509.24
Fourth Quarter	577.67	519.47	577.67
2004
First Quarter	606.63	573.40	591.78
Second Quarter	600.45	559.13	593.47
Third Quarter	605.28	567.23	598.96
Fourth Quarter	657.48	590.81	656.83
2005
First Quarter	676.09	635.39	653.52
Second Quarter	674.05	629.27	660.46
Third Quarter	687.44	662.95	681.97
Fourth Quarter	696.99	642.47	685.95
2006
First Quarter	728.97	697.65	722.25
Second Quarter	748.49	691.97	722.04
Third Quarter	763.45	708.44	762.18
Fourth Quarter	823.18	760.61	817.76
2007
First Quarter	841.75	791.24	823.02
Second Quarter	885.03	824.57	858.51
Third Quarter	883.01	787.02	851.00
Fourth Quarter (through December 17, 2007)	872.75	762.17	784.40

The Russell 1000 Value Index January 1, 2002 to December 17, 2007

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The S&P 400 Index	High	Low	Period End
2002
First Quarter	542.72	485.05	541.10
Second Quarter	550.38	479.75	489.52
Third Quarter	478.57	395.44	407.38
Fourth Quarter	450.68	372.88	429.79
2003
First Quarter	446.63	385.18	409.47
Second Quarter	491.64	411.36	480.21
Third Quarter	532.03	481.07	510.42
Fourth Quarter	579.47	521.39	576.01
2004
First Quarter	615.92	575.91	603.56
Second Quarter	616.70	561.57	607.69
Third Quarter	600.09	549.51	593.20
Fourth Quarter	664.50	583.00	663.31
2005
First Quarter	682.42	629.91	658.87
Second Quarter	693.28	627.38	684.94
Third Quarter	725.02	689.88	716.33
Fourth Quarter	749.61	672.12	738.05
2006
First Quarter	792.11	749.02	792.11
Second Quarter	817.95	716.62	764.87
Third Quarter	770.44	712.86	754.25
Fourth Quarter	820.37	748.13	804.37
2007
First Quarter	867.61	800.40	848.47
Second Quarter	925.90	852.41	895.51
Third Quarter	926.23	819.97	885.06
Fourth Quarter (through December 17, 2007)	917.18	821.32	840.80

The S&P 400 Index January 1, 2002 to December 17, 2007

November 2007	Page 20

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

The Russell 2000 Value Index	High	Low	Period End
2002
First Quarter	703.40	627.85	701.40
Second Quarter	734.21	664.22	683.13
Third Quarter	666.51	528.28	534.98
Fourth Quarter	589.90	482.49	558.12
2003
First Quarter	576.82	503.21	527.07
Second Quarter	659.52	533.71	643.61
Third Quarter	726.24	645.81	690.22
Fourth Quarter	813.01	710.38	799.62
2004
First Quarter	860.04	805.13	851.65
Second Quarter	867.65	768.44	855.33
Third Quarter	856.46	778.60	852.63
Fourth Quarter	964.88	839.91	960.15
2005
First Quarter	960.32	897.37	918.07
Second Quarter	966.69	862.20	960.18
Third Quarter	1,026.28	962.50	985.57
Fourth Quarter	1,015.69	921.71	987.08
2006
First Quarter	1,116.31	1,002.60	1,115.99
Second Quarter	1,146.82	1,009.81	1,081.12
Third Quarter	1,118.21	1,023.02	1,103.38
Fourth Quarter	1,212.85	1,093.85	1,197.11
2007
First Quarter	1,250.44	1,149.06	1,209.28
Second Quarter	1,276.63	1,213.63	1,231.62
Third Quarter	1,255.35	1,081.38	1,149.07
Fourth Quarter (through December 17, 2007)	1,202.05	1,026.91	1,028.55

The Russell 2000 Value Index January 1, 2002 to December 17, 2007

November 2007	Page 21

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

The Dow Jones Industrial Average	High	Low	Period End
2002
First Quarter	10,635.25	9,618.24	10,403.94
Second Quarter	10,381.73	9,120.11	9,243.26
Third Quarter	9,379.50	7,591.93	7,591.93
Fourth Quarter	8,931.68	7,286.27	8,341.63
2003
First Quarter	8,842.62	7,524.06	7,992.13
Second Quarter	9,323.02	8,069.86	8,985.44
Third Quarter	9,659.13	9,036.04	9,275.06
Fourth Quarter	10,453.92	9,469.20	10,453.92
2004
First Quarter	10,737.70	10,048.23	10,357.70
Second Quarter	10,570.81	9,906.91	10,435.48
Third Quarter	10,342.79	9,814.59	10,080.27
Fourth Quarter	10,854.54	9,749.99	10,783.01
2005
First Quarter	10,940.55	10,368.61	10,503.76
Second Quarter	10,623.07	10,012.36	10,274.97
Third Quarter	10,705.55	10,270.68	10,568.70
Fourth Quarter	10,931.62	10,215.22	10,717.50
2006
First Quarter	11,317.43	10,667.39	11,109.32
Second Quarter	11,642.65	10,706.14	11,150.22
Third Quarter	11,718.45	10,739.35	11,679.07
Fourth Quarter	12,510.57	11,670.35	12,463.15
2007
First Quarter	12,786.64	12,050.41	12,354.35
Second Quarter	13,676.32	12,382.30	13,408.62
Third Quarter	14,000.41	12,845.78	13,895.63
Fourth Quarter (through December 17, 2007)	14,164.53	12,743.44	13,167.20

The Dow Jones Industrial Average January 1, 2002 to December 17, 2007

November 2007	Page 22

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

The Russell 1000 Growth Index	High	Low	Period End
2002
First Quarter	523.91	473.67	497.41
Second Quarter	498.80	397.55	403.70
Third Quarter	405.52	334.87	342.06
Fourth Quarter	394.57	331.59	365.44
2003
First Quarter	386.85	338.51	360.45
Second Quarter	426.91	363.56	410.92
Third Quarter	447.21	408.66	425.95
Fourth Quarter	468.90	435.88	468.90
2004
First Quarter	489.30	455.94	471.45
Second Quarter	484.70	458.03	479.35
Third Quarter	473.45	432.27	453.15
Fourth Quarter	494.22	444.41	493.41
2005
First Quarter	489.90	467.35	471.97
Second Quarter	491.26	456.33	482.29
Third Quarter	510.31	483.26	500.35
Fourth Quarter	524.58	481.01	513.71
2006
First Quarter	533.18	511.60	528.04
Second Quarter	532.87	489.04	505.90
Third Quarter	526.21	482.72	524.28
Fourth Quarter	559.83	521.76	553.66
2007
First Quarter	576.95	542.51	558.59
Second Quarter	608.66	560.49	595.22
Third Quarter	620.96	562.13	618.52
Fourth Quarter (through December 17, 2007)	639.19	587.11	601.60

The Russell 1000 Growth Index January 1, 2002 to December 17, 2007

November 2007	Page 23

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

iShares MSCI Australia Index Fund	High	Low	Period End
2002
First Quarter	9.99	9.31	9.90
Second Quarter	10.59	9.55	10.00
Third Quarter	10.15	8.40	8.64
Fourth Quarter	9.63	8.60	9.08
2003
First Quarter	9.78	8.72	9.59
Second Quarter	11.45	9.58	11.10
Third Quarter	11.87	10.69	11.76
Fourth Quarter	13.36	11.89	13.36
2004
First Quarter	14.28	13.12	14.07
Second Quarter	14.41	12.10	13.42
Third Quarter	14.52	13.11	14.52
Fourth Quarter	16.99	14.60	16.70
2005
First Quarter	18.22	16.17	16.96
Second Quarter	18.25	16.20	17.68
Third Quarter	19.77	17.05	19.61
Fourth Quarter	19.63	17.90	18.81
2006
First Quarter	20.40	19.19	20.02
Second Quarter	22.80	19.18	20.75
Third Quarter	22.01	20.16	21.20
Fourth Quarter	24.40	21.14	23.50
2007
First Quarter	26.37	22.72	25.95
Second Quarter	29.05	26.01	28.47
Third Quarter	31.79	24.14	31.79
Fourth Quarter (through December 17, 2007)	34.71	29.20	29.20

iShares MSCI Australia Index Fund January 1, 2002 to December 17, 2007

November 2007	Page 24

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

iShares MSCI France Index Fund	High	Low	Period End
2002
First Quarter	19.15	17.10	18.75
Second Quarter	19.01	17.03	18.30
Third Quarter	18.11	12.70	13.16
Fourth Quarter	15.54	12.50	14.80
2003
First Quarter	15.61	12.18	13.02
Second Quarter	17.67	13.20	16.50
Third Quarter	17.84	16.30	17.05
Fourth Quarter	20.39	17.31	20.39
2004
First Quarter	21.71	19.47	20.40
Second Quarter	21.37	19.39	21.17
Third Quarter	21.32	19.89	21.14
Fourth Quarter	24.00	21.05	23.88
2005
First Quarter	25.10	22.81	24.18
Second Quarter	24.59	23.15	24.04
Third Quarter	26.43	23.75	25.96
Fourth Quarter	26.55	24.51	25.98
2006
First Quarter	29.38	26.74	29.21
Second Quarter	31.41	27.40	29.95
Third Quarter	31.58	28.01	31.52
Fourth Quarter	34.43	31.28	34.23
2007
First Quarter	35.40	32.70	35.18
Second Quarter	39.14	35.46	38.40
Third Quarter	40.09	33.95	38.46
Fourth Quarter (through December 17, 2007)	39.89	37.19	37.19

iShares MSCI France Index Fund January 1, 2002 to December 17, 2007

November 2007	Page 25

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

The MSCI Switzerland Index	High	Low	Period End
2002
First Quarter	849.91	779.00	849.91
Second Quarter	855.70	718.31	766.20
Third Quarter	771.75	594.51	622.55
Fourth Quarter	673.36	579.72	603.23
2003
First Quarter	645.58	481.43	534.34
Second Quarter	649.18	540.73	626.63
Third Quarter	704.55	612.50	656.33
Fourth Quarter	714.28	658.43	714.28
2004
First Quarter	773.01	714.28	734.41
Second Quarter	770.90	731.69	735.78
Third Quarter	737.23	696.00	717.45
Fourth Quarter	747.33	696.59	747.13
2005
First Quarter	789.72	743.10	778.35
Second Quarter	824.98	765.80	820.62
Third Quarter	906.91	820.71	906.90
Fourth Quarter	999.37	894.04	994.63
2006
First Quarter	1,057.34	1,000.98	1,052.78
Second Quarter	1,068.19	939.83	1,005.24
Third Quarter	1,104.43	978.39	1,104.43
Fourth Quarter	1,164.08	1,098.71	1,159.49
2007
First Quarter	1,233.26	1,131.08	1,183.88
Second Quarter	1,256.81	1,181.81	1,214.96
Third Quarter	1,228.49	1,111.23	1,175.27
Fourth Quarter (through December 17, 2007)	1,213.66	1,069.38	1,123.25

The MSCI Switzerland Index January 1, 2002 to December 17, 2007

November 2007	Page 26

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

The MSCI Italy Index	High	Low	Period End
2002
First Quarter	95.21	85.22	95.21
Second Quarter	95.69	78.59	81.26
Third Quarter	81.73	63.64	63.80
Fourth Quarter	75.03	62.03	69.60
2003
First Quarter	72.83	58.70	62.61
Second Quarter	75.66	63.21	72.18
Third Quarter	75.51	70.82	71.33
Fourth Quarter	80.49	72.11	78.07
2004
First Quarter	83.18	77.71	79.83
Second Quarter	84.37	79.77	83.05
Third Quarter	83.74	78.05	83.06
Fourth Quarter	93.15	84.47	93.15
2005
First Quarter	97.96	92.66	97.91
Second Quarter	99.75	93.41	97.47
Third Quarter	104.81	96.85	104.52
Fourth Quarter	106.73	95.80	105.97
2006
First Quarter	114.54	105.41	112.31
Second Quarter	114.51	103.65	107.67
Third Quarter	113.53	104.21	113.53
Fourth Quarter	121.40	113.34	121.40
2007
First Quarter	125.52	114.37	121.33
Second Quarter	128.65	120.03	121.39
Third Quarter	123.06	109.76	115.65
Fourth Quarter (through December 17, 2007)	119.18	109.03	111.56

The MSCI Italy Index January 1, 2002 to December 17, 2007

November 2007	Page 27

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

iShares MSCI Pacific ex-Japan Index Fund	High	Low	Period End
2002
First Quarter	57.24	53.95	57.08
Second Quarter	60.19	55.48	56.55
Third Quarter	57.30	49.49	49.51
Fourth Quarter	54.09	48.91	50.57
2003
First Quarter	53.85	48.98	51.49
Second Quarter	61.31	51.38	58.81
Third Quarter	65.42	58.93	65.42
Fourth Quarter	72.48	66.72	72.48
2004
First Quarter	79.50	73.00	77.47
Second Quarter	78.83	66.05	73.21
Third Quarter	80.01	72.84	80.01
Fourth Quarter	91.30	79.85	90.17
2005
First Quarter	95.19	86.88	90.09
Second Quarter	96.37	87.61	94.14
Third Quarter	103.95	91.83	103.15
Fourth Quarter	103.35	95.04	98.67
2006
First Quarter	105.80	100.74	104.95
Second Quarter	117.45	99.82	107.30
Third Quarter	113.97	104.40	110.95
Fourth Quarter	127.68	111.20	125.24
2007
First Quarter	134.62	120.65	134.35
Second Quarter	149.33	135.03	146.50
Third Quarter	166.30	128.60	166.30
Fourth Quarter (through December 17, 2007)	181.83	154.24	154.24

iShares MSCI Pacific ex-Japan Index Fund January 1, 2002 to December 17, 2007

November 2007	Page 28

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

iShares MSCI Spain Index Fund	High	Low	Period End
2002
First Quarter	21.40	18.80	20.38
Second Quarter	21.33	18.59	19.47
Third Quarter	19.85	14.91	15.29
Fourth Quarter	19.19	15.06	17.71
2003
First Quarter	19.79	17.08	18.12
Second Quarter	23.44	18.54	22.35
Third Quarter	23.31	22.11	22.41
Fourth Quarter	27.70	22.57	27.60
2004
First Quarter	30.30	26.74	28.22
Second Quarter	28.84	26.22	28.32
Third Quarter	28.78	26.84	28.69
Fourth Quarter	35.65	29.23	35.30
2005
First Quarter	36.40	33.40	34.47
Second Quarter	34.83	32.95	34.10
Third Quarter	38.00	33.77	37.74
Fourth Quarter	37.71	35.39	36.17
2006
First Quarter	41.30	36.80	40.78
Second Quarter	44.15	38.46	42.31
Third Quarter	47.20	40.13	47.08
Fourth Quarter	54.77	47.22	53.60
2007
First Quarter	56.82	51.22	56.42
Second Quarter	60.59	56.53	58.14
Third Quarter	61.43	55.67	60.80
Fourth Quarter (through December 17, 2007)	68.68	61.13	64.38

iShares MSCI Spain Index Fund January 1, 2002 to December 17, 2007

November 2007	Page 29

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

MSCI Belgium Index	High	Low	Period End
2002
First Quarter	78.64	73.51	76.89
Second Quarter	80.30	65.91	69.67
Third Quarter	69.99	49.47	50.48
Fourth Quarter	58.39	47.76	55.28
2003
First Quarter	56.68	38.13	43.98
Second Quarter	53.59	44.35	52.28
Third Quarter	57.17	51.18	55.03
Fourth Quarter	60.10	55.67	60.10
2004
First Quarter	67.37	60.10	63.58
Second Quarter	67.30	62.72	66.30
Third Quarter	72.16	64.52	72.16
Fourth Quarter	78.23	73.02	77.85
2005
First Quarter	83.61	78.60	83.10
Second Quarter	84.91	80.43	83.20
Third Quarter	89.36	82.63	89.00
Fourth Quarter	95.35	86.26	94.76
2006
First Quarter	103.26	95.40	102.03
Second Quarter	104.61	89.08	95.52
Third Quarter	106.84	92.89	106.84
Fourth Quarter	113.12	106.47	112.96
2007
First Quarter	118.62	108.67	116.27
Second Quarter	120.98	114.58	117.43
Third Quarter	117.72	100.31	105.61
Fourth Quarter (through December 17, 2007)	113.43	89.39	94.60

MSCI Belgium Index January 1, 2002 to December 17, 2007

November 2007	Page 30

Buffered PLUS Based on a Global Basket of Equity Indices and Shares due June 21, 2011
Buffered Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  You should read the prospectus in that registration statement, the prospectus supplement for PLUS and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement for PLUS if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Amendment No. 2 to Prospectus Supplement for PLUS dated October 24, 2007
Prospectus dated January 25, 2006

Terms used in this pricing supplement are defined in the prospectus supplement for PLUS or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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Buffered Performance Leveraged Upside SecuritiesSM

Annex A

The Russell 1000 Value Index

The Russell 1000® Value Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 1,000 largest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Value Index. The Russell 1000 Value Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Value Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 1000 Index and, consequently, the Russell 1000 Value Index.  The following securities are specifically excluded from the Russell 1000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indexes. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

November 2007	Page 32

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Buffered Performance Leveraged Upside SecuritiesSM

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Value Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 1000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 1000 Value Index reflects changes in the capitalization, or market value, of the Russell 1000 Component Stocks relative to the capitalization on a base date.  The current Russell 1000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Value Index on the base date of December 31, 1986.  To calculate the Russell 1000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Value Index.  In order to provide continuity for the Russell 1000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

November 2007	Page 33

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Buffered Performance Leveraged Upside SecuritiesSM

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 1000 Value Index.  The following summarizes the types of Russell 1000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 1000 Value Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 1000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Value Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 1000 Value Index.  Each month, the Russell 1000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 1000 Value Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Value Index, which is owned and published by Russell Investment Group, in connection with securities, including the Buffered PLUS.

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Buffered Performance Leveraged Upside SecuritiesSM

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Buffered PLUS are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in securities generally or in the Buffered PLUS particularly or the ability of the Russell 1000 Value Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 1000 Value Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 1000 Value Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 1000 Value Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the Buffered PLUS.  Russell Investment Group is not responsible for and has not reviewed the Buffered PLUS nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Value Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the Buffered PLUS.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE BUFFERED PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The Buffered PLUS are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the Buffered PLUS.

The Russell 2000 Value Index

The Russell 2000® Value Index is a sub-group of the Russell 2000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 2,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Value Index. The Russell 2000 Value Index is a sub-group of the Russell 2000 Index.  To be eligible for inclusion in the Russell 2000 Index, and, consequently, the Russell 2000 Value Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

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Buffered Performance Leveraged Upside SecuritiesSM

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 2000 Index and, consequently, the Russell 2000 Value Index.  The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indexes. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 2000 Index.  The stocks in the Russell 2000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 2000 Value Index, along with the Russell 2000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 2000 Index is determined annually based on data as of May 31.  The

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Buffered Performance Leveraged Upside SecuritiesSM

list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Value Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 2000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Value Index on the base date of December 31, 1986.  To calculate the Russell 2000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Value Index.  In order to provide continuity for the Russell 2000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Value Index.  The following summarizes the types of Russell 2000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 2000 Value Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 2000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

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Buffered Performance Leveraged Upside SecuritiesSM

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Value Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Value Index.  Each month, the Russell 2000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Value Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Value Index, which is owned and published by Russell Investment Group, in connection with securities, including the Buffered PLUS.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Buffered PLUS are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in securities generally or in the Buffered PLUS particularly or the ability of the Russell 2000 Value Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 2000 Value Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 2000 Value Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 2000 Value Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the Buffered PLUS.  Russell Investment Group is not responsible for and has not reviewed the Buffered PLUS nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Value Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the Buffered PLUS.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE BUFFERED PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.

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Buffered Performance Leveraged Upside SecuritiesSM

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The Buffered PLUS are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the Buffered PLUS.

The Russell 1000 Growth Index

The Russell 1000® Growth Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 1,000 largest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the total market capitalization of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Growth Index. The Russell 1000 Growth Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Growth Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 1000 Index and, consequently, the Russell 1000 Growth Index.  The following securities are specifically excluded from the Russell 1000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indexes. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

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Buffered Performance Leveraged Upside SecuritiesSM

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 1000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 1000 Growth Index reflects changes in the capitalization, or market value, of the Russell 1000 Component Stocks relative to the capitalization on a base date.  The current Russell 1000 Growth Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Growth Index on the base date of December 31, 1986.  To calculate the Russell 1000 Growth Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Growth Index.  In order to provide continuity for the Russell 1000 Growth Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

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Buffered Performance Leveraged Upside SecuritiesSM

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 1000 Growth Index.  The following summarizes the types of Russell 1000 Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Growth Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 1000 Growth Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 1000 Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Growth Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 1000 Growth Index.  Each month, the Russell 1000 Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Growth Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 1000 Growth Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its

November 2007	Page 41

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Buffered Performance Leveraged Upside SecuritiesSM

affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Growth Index, which is owned and published by Russell Investment Group, in connection with securities, including the Buffered PLUS.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Buffered PLUS are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in securities generally or in the Buffered PLUS particularly or the ability of the Russell 1000 Growth Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 1000 Growth Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 1000 Growth Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 1000 Growth Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the Buffered PLUS.  Russell Investment Group is not responsible for and has not reviewed the Buffered PLUS nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Growth Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the Buffered PLUS.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE BUFFERED PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The Buffered PLUS are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the Buffered PLUS.

The MSCI Australia Index

The MSCI Australia Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index has been calculated since December 31, 1969.  The index is intended to reflect the sectoral diversity of the Australian equity market and to represent Australian companies that are available to investors worldwide.  Securities listed on the Australian Stock Exchange are eligible for inclusion in the index.  The index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. See “—The MSCI Standard Index Methodology,” “—Affiliation of MSCI, MS & Co. and Morgan Stanley” and “—License Agreement between MSCI and Morgan Stanley” below.

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The MSCI France Index

The MSCI France Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index has been calculated since December 31, 1969.  The index is intended to reflect the sectoral diversity of the French equity market and to represent French companies that are available to investors worldwide.  Securities listed on the Paris Stock Exchange and the Luxembourg Stock Exchange are eligible for inclusion in the index.  The index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. See “—The MSCI Standard Index Methodology,” “—Affiliation of MSCI, MS & Co. and Morgan Stanley” and “—License Agreement between MSCI and Morgan Stanley” below.

The MSCI Switzerland Index

The MSCI Switzerland Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index has been calculated since December 31, 1969.  The index is intended to reflect the sectoral diversity of the Swiss equity market and to represent Swiss companies that are available to investors worldwide.  Securities listed on the Swiss Exchange (SWX) and Virt-X are eligible for inclusion in the index. The index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. See “—The MSCI Standard Index Methodology,” “—Affiliation of MSCI, MS & Co. and Morgan Stanley” and “—License Agreement between MSCI and Morgan Stanley” below.

The MSCI Italy Index

The MSCI Italy Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index has been calculated since December 31, 1969.  The index is intended to reflect the sectoral diversity of the Italian equity market and to represent Italian companies that are available to investors worldwide.  Securities listed on the Italian Stock Exchange are eligible for inclusion in the index.  The index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. See “—The MSCI Standard Index Methodology,” “—Affiliation of MSCI, MS & Co. and Morgan Stanley” and “—License Agreement between MSCI and Morgan Stanley” below.

The MSCI Pacific Ex-Japan Index

The MSCI Pacific Ex-Japan Index was developed by MSCI as an benchmark for the performance of equity markets in Australia, New Zealand, Hong Kong and Singapore.  The performance of the MSCI Pacific Ex-Japan Index Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) composing the MSCI indices for the selected countries (the “Component Country Indices”).  As of November 2007, the MSCI Pacific Free Ex-Japan Index consisted of Australia, New Zealand, Hong Kong and Singapore.  Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.

The index has been calculated since December 31, 1969.  The index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. See “—The MSCI Standard Index Methodology,” “—

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Affiliation of MSCI, MS & Co. and Morgan Stanley” and “—License Agreement between MSCI and Morgan Stanley” below.

The MSCI Spain Index

The MSCI Spain Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index has been calculated since December 31, 1969.  The index is intended to reflect the sectoral diversity of the Spanish equity market and to represent Spanish companies that are available to investors worldwide.  Securities listed on the Mercado Continuo CATS are eligible for inclusion in the index.  The index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. See “—The MSCI Standard Index Methodology,” “—Affiliation of MSCI, MS & Co. and Morgan Stanley” and “—License Agreement between MSCI and Morgan Stanley” below.

The MSCI Belgium Index

The MSCI Belgium Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index has been calculated since December 31, 1969.  The index is intended to reflect the sectoral diversity of the Belgian equity market and to represent Belgian companies that are available to investors worldwide.  Securities listed on the Brussels Stock Exchange are eligible for inclusion in the index.  The index is calculated daily in U.S. dollars and published in real time in dollars, every 15 seconds during market trading hours. See “—The MSCI Standard Index Methodology,” “—Affiliation of MSCI, MS & Co. and Morgan Stanley” and “—License Agreement between MSCI and Morgan Stanley” below.

The MSCI Standard Index Methodology

The MSCI Standard Index Series is a series of stock indices (each an “MSCI Standard Index” and collectively the “MSCI Standard Indices”) for various countries and regions calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

The each MSCI Standard Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in its respective country or region.  Each MSCI Standard Index targets an 85% free float adjusted market representation level within each industry group in its respective country or region.

Index Calculation.  Each MSCI Standard Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the respective MSCI Standard Index (each such share, the “Component Stock”) on the prior day divided by the free float market capitalization level of each share in the MSCI Standard Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not the denominator.

Maintenance of the MSCI Standard Indices.  In order to maintain the representativeness of each MSCI Standard Index, structural changes to the MSCI Standard Index as a whole may be made by adding or deleting Component Stocks.  Currently, such changes in an MSCI Standard Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from an

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MSCI Standard Index and changes in “inclusion factors” and in number of shares.  Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.  Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.  The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

Selection of Component Stocks and Calculating and Adjusting for Free Float.  The selection of the Component Stocks is based on the following guidelines:

(i)  Define the universe of listed securities;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.  MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

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Affiliation of MSCI, MS & Co. and Morgan Stanley

Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI Standard Indices and the guidelines and policies governing its composition and calculation.  Although judgments, policies and determinations concerning the MSCI Standard Indices are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE BUFFERED PLUS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI STANDARD INDICES.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI STANDARD INDICES AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI STANDARD INDICES.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF EACH MSCI STANDARD INDEX COULD ALSO AFFECT THE VALUE OF SUCH MSCI STANDARD INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF ANY OF THE MSCI STANDARD INDICES AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE BUFFERED PLUS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE BUFFERED PLUS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component securities could lead to actions on the part of such underlying issuers which might adversely affect the value of an MSCI Standard Index.

License Agreement between MSCI and Morgan Stanley

Morgan Stanley has entered into a non-exclusive license agreement with MSCI providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Standard Indices, which is owned and published by MSCI, in connection with certain securities, including the Buffered PLUS.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

THE BUFFERED PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE BUFFERED PLUS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE BUFFERED PLUS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE BUFFERED PLUS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE BUFFERED PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE BUFFERED PLUS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE BUFFERED PLUS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY

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OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE BUFFERED PLUS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE BUFFERED PLUS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE BUFFERED PLUS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE BUFFERED PLUS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE BUFFERED PLUS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE BUFFERED PLUS, INVESTORS IN THE BUFFERED PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE BUFFERED PLUS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE BUFFERED PLUS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the Buffered PLUS.

“MSCI Australia IndexSM,” “MSCI Belgium IndexSM,” “MSCI France IndexSM,” “MSCI Italy IndexSM,” “MSCI Pacific Ex-Japan IndexSM,” “MSCI Spain IndexSM,” and “MSCI Switzerland IndexSM,” are service marks of MSCI and have been licensed for use by Morgan Stanley.  The Buffered PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the Buffered PLUS.

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